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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan of our report dated January 9, 2001 with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated March 15, 2001 with respect to the financial statement schedule of Advanced Micro Devices, Inc. for the year ended December 31, 2000 included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
May 3, 2001